SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                          Date of Report: May 16, 2003

                                  NEXLAND, INC.
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               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                   333-3074               37-1356503
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 (State or other jurisdiction       (Commission             (IRS Employer
       of incorporation)            File Number)          Identification No.)


1101 BRICKELL AVENUE, NORTH TOWER, SECOND FLOOR, MIAMI FLORIDA        33131
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(Address of principal executive offices)                           (Zip code)


Registrant's telephone number, including area code:              (305) 358-7771
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 13, 2003, Nexland, Inc. issued a press release announcing it signed an Agreement and Plan of Merger by and among Symantec Corporation, Nebraska Acquisition Sub, Inc., a wholly-owned subsidiary of Symantec Corporation, and Nexland, Inc. Pursuant to the Agreement and Plan of Merger, Nebraska Acquisition Sub will merge with and into Nexland and Nexland will become a wholly-owned subsidiary of Symantec. In addition, certain stockholders of Nexland have entered into voting agreements to vote in favor of the merger and against certain other matters. If the merger is completed, then Nexland's stockholders will receive total merger consideration of $19,600,000, or approximately $0.5118 per share.

         The merger is subject to customary closing conditions, including receiving the necessary approval of Nexland's stockholders. Copies of the press release, Agreement and Plan of Merger and form of voting agreements are attached as exhibits to this filing.

         The foregoing description of the Agreement and Plan of Merger, voting agreements and transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Agreement and Plan of Merger and the voting agreements, copies of which are attached to this filing.


ITEM 7.  EXHIBITS.

     EXHIBIT NUMBER            DESCRIPTION

          2.1 Agreement and Plan of Merger, dated May 13, 2003, by and among Symantec Corporation, Nebraska Acquisition Sub, Inc. and Nexland, Inc.

          9.1 Form of Voting Agreement, dated May 13, 2003, by and among Symantec Corporation, Nexland, Inc. and certain stockholders of Nexland, Inc.

          99.1                 Press Release, dated May 14, 2003





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE:    MAY 16, 2003                        NEXLAND, INC.

                                             By:    /s/ Gregory S. Levine
                                                 ---------------------------
                                             Name:  Gregory S. Levine
                                             Its:   President





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